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                          CEDAR SHOPPING CENTERS, INC.
                             44 SOUTH BAYLES AVENUE
                         PORT WASHINGTON, NEW YORK 11050

                                                     CONTACT: LEO S. ULLMAN
                                                              PRESIDENT
                                                              (516) 767-6492

FOR IMMEDIATE RELEASE:
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             CEDAR SHOPPING CENTERS, INC. - ANNOUNCES EXTENSION AND
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                 MODIFIED TERMS FOR ITS SECURED CREDIT FACILITY
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Port Washington, New York - November 3, 2004 - Cedar Shopping Centers, Inc.,
(NYSE: "CDR") (the "Company"), today announced that it had reached agreement with Bank of America, lead arranger for an existing credit facility to the in the amount of $100 million, to amend the terms of that facility to include the following:

     o The interest rate margin will be reduced by 75 basis points, from a range of 225 to 275 basis points, to a range of 150 to 205 basis points above LIBOR, depending on the Company's leverage ratio.
     o The credit facility has also been amended to introduce an accordion feature pursuant to which the credit facility may be increased to $200 million.
     o Certain covenants of the credit facility have been amended to accommodate the Company's development properties and to provide additional flexibility.
     o The maturity date of the credit facility is January 2007, subject to a one-year extension option.

The Company has borrowed approximately $60.6 million from the credit facility as of the date hereof.

In addition to Bank of America as lead arranger, other members of the banking group for the syndicated facility include Fleet National Bank, Commerzbank AG New York, PB Capital Corporation, Manufacturers and Traders Trust Company, Sovereign Bank, Raymond James Bank, FSB and Citizens Bank.

Tom O'Keeffe, the Company's Chief Financial Officer, in a statement released today stated "Our recent preferred stock offering, which provided nearly $60 million of new equity, permitted us to approach our lenders for more favorable terms."

Leo Ullman, CEO of the Company, stated "Based on our recent additional equity raise, and the restructured credit facility, we now have substantial capital available to complete our redevelopment plan and to continue to seek attractive and accretive acquisitions."

Cedar Shopping Centers, Inc. is a self-managed real estate investment trust which owns and operates 29 primarily supermarket-anchored shopping centers with approximately 4.5 million square feet of gross leasable area located in Pennsylvania, New Jersey, Maryland, Massachusetts and Connecticut.

Forward-Looking Statements
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Certain statements contained in this Press Release constitute forward-looking statements within the meaning of the securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general and specific economic and business conditions, which will, among other things, affect demand for rental space, the availability and creditworthiness of prospective tenants, lease rents and the availability of financing; adverse changes in the Company's real estate markets, including, among other things, competition with other companies; risks of real estate development and acquisition; risks of adverse operating results and creditworthiness of current tenants; governmental actions and initiatives; and environmental/safety requirements. Such forward-looking statements speak only as of the date hereof. The Company does not intend, and disclaims any duty or obligation, to update or revise any forward-looking statements set forth in this release to reflect any change in expectations, change in information, new information, future events or circumstances on which such information was based.